Exhibit 23.1

Staffing 360 Solutions, Inc.

New York, NY

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2018, relating to the consolidated financial statements of Staffing 360 Solutions, Inc., which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA LLP

New York, NY

January 31, 2019